UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 North Belt Line Road, Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2022, Salem Media Group, Inc. (the “Company”) approved an amendment, effective January 2, 2022, to the employment agreement between Salem Communications Holding Corporation (“HoldCo”), a wholly-owned subsidiary of the Company, and David Santrella, the Company’s Chief Executive Officer (the “Santrella Amendment”).

The amended agreement provides the following incentive compensation:

(i) Two (2) quarterly incentive bonuses in the amount of $6,800 each for every quarter that there is: (a) achievement of the Company’s total revenue budget (as set by the Company’s management); and (b) achievement of the Company’s total adjusted EBITDA budget (as set by the Company’s management).

(ii) Two (2) quarterly incentive bonuses in the amount of $3,400 each for every quarter that there is: (a) achievement of the revenue budget (as set by the Company’s management) by the Company’s broadcast media businesses; and (b) achievement of the adjusted EBITDA budget (as set by the Company’s management) by the Company’s broadcast media businesses.

(iii) An annual award of twenty-five thousand dollars ($25,000) payable in restricted shares of the Company’s Class A common stock vesting twenty-four (24) months after the grant by the Company only if all of the following occur: (a) the Company’s annual revenue exceeds the applicable Company’s annual revenue budget, as set by the Company’s management, by no less than $2,000,000; (b) the Company’s annual revenue of exceeds the applicable prior year Company’s revenue by no less than 5%; (c) the Company’s annual EBITDA exceeds the applicable Company’s annual EBITDA budget, as set by the Company’s management, by no less than $2,000,000; and (d) the Company’s annual EBITDA exceeds the applicable prior year Company’s EBITDA, as set by the Company’s management, by no less than 7.5%.

In addition, on March 29, 2022, the Company also approved an amendment, effective January 2, 2022, to its employment agreement between HoldCo and David Evans, the Company’s Chief Operating Officer (the “Evans Amendment”).

The amended agreement provides the following incentive compensation:

(i) Two (2) quarterly incentive bonuses in the amount of $5,700 each for every quarter that there is: (a) achievement of the Company’s total revenue budget (as set by the Company’s management); and (b) achievement of the Company’s total adjusted EBITDA budget (as set by the Company’s management).

(ii) Two (2) quarterly incentive bonuses in the amount of $2,800 each for every quarter that there is: (a) achievement of the revenue budget (as set by the Company’s management) by the Company’s non-broadcast media businesses excluding Regnery Publishing business unit; and (b) achievement of the adjusted EBITDA budget (as set by the Company’s management) by the Company’s non-broadcast media businesses excluding Regnery Publishing business unit.

(iii) Two (2) annual incentive bonuses in the amount of $6,800 each for the following: (a) achievement of the revenue budget (as set by the Company’s management) by the Company’s Regnery Publishing business unit; and (b) achievement of the EBITDA budget (as set by the Company’s management) by Regnery Publishing business unit.

(iv) An annual award of twenty-five thousand dollars ($25,000) payable in restricted shares of the Company’s Class A common stock vesting twenty-four (24) months after the grant by the Company only if all of the following occur: (a) the Company’s annual revenue exceeds the applicable Company’s annual revenue budget, as set by the Company’s management, by no less than $2,000,000; (b) the Company’s annual revenue of exceeds the applicable prior year Company’s revenue by no less than 5%; (c) the Company’s annual EBITDA exceeds the applicable Company’s annual EBITDA budget, as set by the Company’s management, by no less than $2,000,000; and (d) the Company’s annual EBITDA exceeds the applicable prior year Company’s EBITDA, as set by the Company’s management, by no less than 7.5%.

The information contained in this Item 1.01 regarding the Santrella Amendment and the Evans Amendment is qualified in its entirety by the copy of each of these agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the Santrella Amendment and the Evans Amendment. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Memorandum of Terms of Employment between Salem Communications Holding Corporation and David Santrella, effective as of January 2, 2022.

10.2	Amended and Restated Memorandum of Terms of Employment between Salem Communications Holding Corporation and David Evans, effective as of January 2, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEM MEDIA GROUP, INC.

By:	/s/ Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Executive Vice President, General Counsel and Secretary

Date: March 31, 2022